EXHIBIT 23

                               [GRAPHIC OMITTED]
                              Moore Stephens, P.C.
                          Certified Public Accountants
--------------------------------------------------------------------------------


                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the inclusion of our report dated March 28, 2005 with respect to the audited consolidated financial statements of The Sagemark Companies Ltd. included in the Registration Statement on Form SB-2 of The Sagemark Companies Ltd. We also consent to the reference to us under the heading "Experts" in the Prospectus comprising a part of such Registration Statement.




                                                /s/ Moore Stephens, P.C.
                                                --------------------------------
                                                Moore Stephens, P.C.
July 25, 2005
Cranford, New Jersey

[GRAPHIC LOGO OMITTED]
Moore Stephens, P.C.     An independently owned and operated member of
                         Moore Stephens North America, Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world




              CRANFORD 340 NORTH AVENUE, CRANFORD, N.J. 07016-2496
                     TELEPHONE 908 272-7000 FAX 908 272-7101

                 NEW YORK 708 THIRD AVENUE, NEW YORK, N.Y. 10017
                     TELEPHONE 212 682-1234 FAX 212 687-8846

                                   Law Offices
                                       of
                                Robert L. Blessey
                               51 Lyon Ridge Road
                             Katonah, New York 10536

         Of Counsel                                               Telephone
Gusrae Kaplan Bruno & Nusbaum PLLC                              914-232-4510
       120 Wall Street                                            Facsimile
    New York, N.Y. 10005                                        914-232-0647
      Tel. 212-269-1400                                            E-Mail
      Fax  212-809-5449                                        Rblessey@aol.com


                                                   July 25, 2005


The United States Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 0309
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn:  Jeffrey P. Riedler, Esq., Assistant Director
---------------------------------------------------

       Re:      The Sagemark Companies Ltd.
                Amendment No. 3 to Registration Statement on Form SB-2 File No. 333-123032
                         ----------

Dear Mr. Riedler:

         On behalf of The Sagemark Companies Ltd. (the "Company"), we enclose herewith, in electronic format, for filing under the Securities Act of 1933, as amended, Amendment No. 3 to the above captioned Registration Statement.

         Each paragraph of this letter has been numbered in the left hand margin (such numbers correspond to the numbered paragraphs in the letter of comment issued to the Company by the staff of the Commission dated July 20, 2005). We have also restated below the captions as set forth in the staff's aforementioned comment letter, with page numbers deleted, and provided a red-lined copy of this Amendment, to assist in facilitating your review.

General
-------

1. On July 21, 2005, we sent to the Commission by Federal Express, to your attention, a copy of our June 23, 2005 letter with respect to the requested information in support of statements made in the Prospectus.

The United States Securities and Exchange Commission
July 25, 2005
Page 2

2. Subsequent to our telephone conversation regarding a contemplated amendment to the Company's application for hardship exemption, the Company was informed by its financial printer that it just acquired new software which will enable it to scan, without deletions, all of the material financing agreements related to the Company's PET imaging centers. Accordingly, Exhibits 10.17 through 10.64 comprise the material financing agreements and documents that were, among others, subject to the Company's hardship exemption application. We have eliminated those financing documents which are not material and revised the list of Exhibits, and the footnotes thereto, to reflect such documents.

Selling Stockholders
--------------------

3. We have included the requested representations in each of the footnotes relating to the applicable 17 selling stockholders.

Management's Discussion and Analysis or Plan of Operation
---------------------------------------------------------
Critical Accounting Policies
----------------------------

4.   The disclosure as to contractual allowances has been expanded as requested.

Financial Statements
--------------------
Notes to Consolidated Financial Statements
------------------------------------------
Nature of Operations
--------------------

5.   Additional disclosure as to the management fee ceiling has been added.

Management Fees
---------------

6. Additional disclosure as to management fees and management fee ceilings has been added.

Exhibit 23 - Consent of Independent Auditors
--------------------------------------------

7. We have provided a currently dated and signed consent from the Company's auditors.

     We have also included a currently dated and signed legal opinion of the undersigned (Exhibit 5), which opinion contains our required consent to being named in the Registration Statement and Prospectus as counsel to the Company in connection therewith.

The United States Securities and Exchange Commission
July 25, 2005
Page 3

     Pursuant to Rule 461 of the General Rules and Regulations of the Securities Act of 1933, as amended, the Company hereby requests that the subject Registration Statement on Form SB-2 be declared effective by order of the Commission at 9:00 AM on July 29, 2005, or as soon thereafter as possible.

     If you have further questions or comments with respect to the subject Registration Statement, kindly direct them to the attention of the undersigned.


                                       Very truly yours,

                                       /s/ ROBERT L. BLESSEY
                                       -----------------------------------------
                                       ROBERT L. BLESSEY

RLB/cl
Encl.